LifeVantage Posts Record Second Quarter Preliminary Revenue, Introduces Free Shipping in 2020

Preliminary revenue of approximately $61 million represents the highest quarterly revenue in company history

LifeVantage to ring the Nasdaq closing bell today in celebration of “Wellness Week”

LifeVantage to present at the 22nd ICR Conference Jan. 13

Salt Lake City, UT, January 9, 2020, (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq:LFVN) today announced preliminary revenue for the fiscal 2020 second quarter and six-month period ended Dec. 31, 2019.

Preliminary revenue for the second quarter of fiscal 2020 was approximately $61 million, or a 5% increase compared to $58.2 million in the prior year period. Preliminary revenue for the first six months of fiscal 2020 was approximately $117 million, or a 3% increase compared to $113.8 million in the prior year period.

LifeVantage President and Chief Executive Officer Darren Jensen – who will ring the Nasdaq closing bell today in conjunction with Nasdaq “Wellness Week” – commented on preliminary revenue second quarter revenue figures.

“This is a significant watermark for us as a company, particularly on the heels of achieving our highest annual revenue in company history during fiscal 2019,” Jensen said. “Our continued sales growth reflects, in part, the positive reception to the launch of our Protandim® NAD Synergizer™ and Protandim® Tri-Synergizer™. We are excited about how we’re positioned as a leader in delivering innovative and effective nutrigenomics products as we enter the new decade.”*

LifeVantage’s introduction of free shipping, which goes into effect in select markets beginning Jan. 13, 2020, will provide incremental value to customers and further improve the consumer experience heading into the new year. All subscription orders and any spot order totaling $100 or more in the U.S. will receive free shipping. Orders in Canada, Mexico, and European markets over a certain amount will also receive free shipping, with purchase thresholds varying by market. Free shipping in other markets will be rolled out over the coming quarters.

The Company released preliminary second quarter fiscal 2020 revenue in advance of its participation and presentation at the ICR Conference on January 13-14, 2020, in Orlando, Fla. The Company does not intend to release preliminary quarterly revenue on a regular basis.

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*These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure, or prevent any disease.

About LifeVantage
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics – a new science dedicated to biohacking the human aging code. The Company engages in the identification, research, development, and distribution of advanced nutrigenomic dietary supplements and skin and hair care products, including its scientifically-validated Protandim® product line, Omega+ and ProBio dietary supplements, its TrueScience® line of Nrf2-infused skin and hair care products, Petandim™ for Dogs, Axio® Smart Energy Drink mixes, and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the benefits of our key initiatives, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

Media Relations Contact:
Chris Taylor
Communications Director, LifeVantage
(801) 432-9170
chtaylor@lifevantage.com